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                             SUB-ADVISORY AGREEMENT
                               (for Fund of Funds)

     This Sub-Advisory Agreement executed as of           , 2005, is between
                                                ----------
[LINCOLN ENTITY'S NAME], a              company (hereinafter the "Adviser"), and
                           -------------
Wilshire                    , a                       company (the
         -------------------    ---------------------
"Sub-Adviser");

     WHEREAS, the Lincoln Variable Insurance Products Trust ("Trust") on behalf of the Funds listed in Schedule A to this Agreement (each, a "Fund"), has
entered into an Investment Management Agreement, dated               , 2005,
                                                       --------------
with the Adviser, pursuant to which the Adviser has agreed to provide certain investment management services to each fund; and

     WHEREAS, the Adviser desires to appoint the Sub-Adviser as investment sub-adviser to provide investment advisory and asset allocation services ("Advisory Services") to each of the Funds, and the Sub-Adviser is willing to serve each Fund in such capacity.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

     1. The Adviser hereby appoints the Sub-Adviser to provide the Advisory Services specified in this Agreement for each Fund, and the Sub-Adviser hereby accepts such appointment and agrees to render the services.

     2. (a) Subject to the supervision of the Adviser, the Sub-Adviser shall provide to each Fund Advisory Services, including, without limitation, investment guidance and policy direction in connection with the management of the Fund, research, analysis, advice, and statistical and economic data and information.

          (b) Consistent with the investment objectives, policies and restrictions applicable to each Fund, the Sub-Adviser will determine the securities and other assets to be purchased or sold by the Fund and will determine what portion of the Fund shall be invested in securities or other assets, including, without limitation, other series Funds of the Trust, and what portion, if any, should be held uninvested.

          (c) In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for each Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions. Subject to such policies as the Trustees may

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determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser's over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

          (d) The Sub-Adviser will provide advice and assistance to the Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

          (e) The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding each Fund's investments as the Adviser deems appropriate or as the Board of Trustees shall reasonably request. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

          (f) The Sub-Adviser will communicate to the Adviser on each day that the Sub-Adviser directs a purchase or sale of a security for the Fund: (i) the name of the issuer; (ii) the amount of the purchase or sale; and (iii) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Investment Management Agreement.

          (g) The Sub-Adviser will vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent solicitations ("Corporation Action") with respect to the issuers of securities held in each Fund, provided materials relating to such Corporation Actions have been timely received by the Sub-Adviser, and to submit reports regarding such Corporation Actions, including a copy of any policies regarding such Corporation Actions, in a form reasonably satisfactory to the Adviser and the Fund in order to comply with any applicable federal or state reporting requirements.

          (h) The Sub-Adviser shall not consult with any other sub-adviser to a Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

          (i) In furnishing the Advisory Services, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) provisions of the organizational documents of the Trust that are applicable to each Fund;
(ii) the stated investment objectives, policies and restrictions of each Fund;
(iii) the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"); (iv) any written instructions and

                                        2

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directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Funds.

     3. (a) The Sub-Adviser shall, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of each Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services).

     4. The Advisory Services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     5. (a) As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of each Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule A attached hereto.

          (b) The fee shall be paid by the Adviser, and not by a Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

     6. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

     7. (a) This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter for each Fund (unless terminated automatically as set forth in Section 6) until terminated as set forth below. Termination of this Agreement pursuant to this Section 7 shall be without the payment of any penalty.

          (b) This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated at any time:

               (i) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

               (ii) by the Adviser on 60 days' written notice to the Sub-Adviser; or

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               (iii) by the Sub-Adviser on 60 days' written notice to the
          Adviser.

          (c) No amendment to this Agreement shall be effective unless (i) there is written consent of the parties to this Agreement and (ii) the amendment is approved in a manner consistent with the 1940 Act as interpreted or permitted by the SEC and/or its staff.

     8. The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (the "Code"), (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by an court, public board or body, involving the affairs of the Fund, and (d) the President of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

     9. (a) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

          (b) Failure by the Sub-Adviser to assure that the investment program for the Fund meets the diversification requirements of Section 817(h) of the Code shall constitute gross negligence per se under sub-paragraph 9(a) above.

     10. (a) The Sub-Adviser shall indemnify and hold harmless the Adviser and its officers, directors, trustees, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and expenses, of any kind or nature directly or indirectly resulting from or out of any gross negligence, willful misfeasance, bad faith or reckless disregard in fulfilling its obligations under this Agreement.

     In addition to the foregoing, the Sub-Adviser agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including legal and other expenses) to which the Adviser or the Fund may become subject as a result of any failure by the Sub-Adviser, whether unintentional or in good faith or otherwise, to adequately diversity the investment program of a Fund pursuant to the requirements of Section 817(h) of the Code, and the regulations issued thereunder, provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is afforded under this Section.

          (b) The Adviser shall indemnify and hold harmless the Sub-Adviser and its officers, directors, trustees, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and expenses, of any kind or nature

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directly or indirectly resulting from or out of any gross negligence, willful misfeasance, bad faith or reckless disregard in fulfilling its obligations under this Agreement.

     11. (a) The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the fund's investments made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.

          (b) The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Fund's auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

     12. (a) The Sub-Adviser hereby consents to the use of its name and the
names of its business affiliates which are                         , in the
                                           ------------------------
Trust's Registration Statement, other disclosure documents, shareholder communications, advertising, sales literature and similar communications.

          (b) The Sub-Adviser shall not use the name of the Trust, the Fund, or the Adviser (or that of any affiliate of the Adviser, other than that of any affiliate of the Sub-Adviser that is an affiliate of the Adviser solely by reason of the Fund or the Adviser) in any materials related to the Trust or the Fund distributed to third parties, including the Fund's shareholders, without prior review and written approval by the Fund or the Adviser, as applicable. Each Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis. Failure by a Fund or the Adviser to respond within ten
(10) calendar days to the Sub-Adviser shall relieve the Sub-Adviser of the obligation to obtain the prior written permission of the Fund. Upon termination of this Agreement, the Sub-Adviser, shall, to the extent applicable and as soon as is reasonably possible, cease to sue the actual or fictitious name(s), mark(s), derivatives(s) and/or logo(s) of the Trust, the Fund and the Adviser.

     13. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

     14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any

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provisions of this Agreement is altered by a rule, regulation or order of the
SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     15. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested persons," and "assignment" shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

                                          [ADVISER]


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:


                                          [SUB-ADVISER]


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

Accepted and agreed to
as of the day and year
first above written:

[FUNDS LISTED ON SCHEDULE A]


-------------------------------
Name: Kelly D. Clevenger
Title: President

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                                   SCHEDULE A

                                  Fee Schedule

     The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

                                        7